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                                                                    Exhibit 23.1

                     [LETTERHEAD OF ARTHUR ANDERSEN LLP]


                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
                  -----------------------------------------


To Sun International Hotels Limited:


As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Amendment No. 1 to Form F-3 of our report dated February 21, 1997 (except with respect to the matters discussed in Note 18 to the Financial Statements, as to which the date is March 10, 1997) included in the Company's Form 20-F for the year ended December 31, 1996 (and incorporated by reference in the Company's reports on Form 6-K dated March 11, 1997 and on Form 6-K/A dated February 27, 1997 and November 24, 1997) and to all references to our Firm included in this registration statement.


                                                  /s/ Arthur Andersen LLP
                                                  ---------------------------
                                                  ARTHUR ANDERSEN LLP


Roseland, New Jersey
December 2, 1997